INDEPENDENT AUDITORS' CONSENT


Oppenheimer High Yield Fund:

We consent to the use in this Post-Effective Amendment No. 40 to Registration Statement No.
2-62076  of our  report  dated  July  22,  1998  on  the  financial statements of Oppenheimer High Yield Fund appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.




/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP


Denver, Colorado
October 23, 1998